UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Crossman Avenue

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Share Repurchase Authorization

On April 3, 2018, NetApp, Inc. (the “Company”) authorized the repurchase by the Company of an additional $4 billion in shares of its common stock (the “Share Repurchase Authorization”). The Share Repurchase Authorization does not have an expiration date and does not obligate the Company to purchase any shares. Any share repurchases will be made in the open market. The Share Repurchase Authorization may be terminated, increased or decreased by the Company’s Board of Directors (the “Board”) at any time.

Authorization of Dividend Increase

On April 5, 2018, the Company announced at its Financial Analyst Day its authorization of an increase in the Company’s regular quarterly cash dividend from $0.20 to $0.40 per share of common stock. The increase is expected to be effective for the dividend paid in the first quarter of fiscal 2019, subject to declaration by the Board.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding the Company’s authorization to repurchase shares and intent to increase the dividend. All of these forward-looking statements involve risk and uncertainty. Actual events, including the timing and amounts of any repurchases and any dividend, may differ materially from the potential or expected events described above for a variety of reasons, including changes to our liquidity position, the possibility that the repurchase program may be suspended or discontinued, final approval by the Board of dividends, and other equally important factors that are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted reports on Form 10-Q and 10-K. We disclaim any obligation to update information contained in this Form 8-K whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

April 5, 2018	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary